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                                                                   EXHIBIT 10.86

                        FORM OF TRANSACTION BONUS LETTER

To:    [Name]
From:  Thomas C. Shull
Date:  November __, 2002

Dear _____,

This is to confirm that you shall be granted a transaction bonus equal to __% of your annualized base salary upon the occurrence of a Change of Control. "Change of Control" is defined in the Hanover Direct, Inc. Key Executive Eighteen Month Compensation Continuation Plan effective as of April 25, 2001, as amended (the "Plan"). This bonus, payable in one lump sum on the date of closing of any transaction which constitutes a Change of Control, will be paid to you only if you are actively employed by the Company on the date the Change of Control occurs. Your voluntary termination or an involuntary termination for cause will cancel this obligation, the transaction bonus becoming null and void.

Any dispute arising from this Agreement will be settled through binding arbitration, by an arbitrator mutually acceptable to the parties.

         HANOVER DIRECT, INC.                          Accepted by:

         By:_________________________________          _________________________
               Thomas C. Shull, Chairman,              [Name]
               President and Chief Executive Officer